                            CERTIFICATE OF AMENDMENT
                                       to
                            ARTICLES OF INCORPORATION
                                       of
                                 EBONLINEINC.COM
                             (a Nevada Corporation)


     EBONLINEINC.COM, a corporation organized and existing under and by virtue of the General Corporation Law of Nevada (the "Corporation"), DOES HEREBY CERTIFY THAT:

     A. The Board of Directors (the "Board") of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation in order to change the name of the Corporation from EBONLINEINC.COM to EBonlineinc.com, declaring such amendment to be advisable and directing that the proposal be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that it is advisable that the Corporation change its name from EBONLINEINC.COM to "EBonlineinc.com" and that Article FIRST of the Certificate of Incorporation of the Corporation, as amended to the date hereof, be amended to provide as follows:

            "FIRST.  The name of this corporation is EBonlineinc.com."

     B. Other than the change described above, there are no amendments to the Certificate of Incorporation.

     C. Pursuant to resolution of the Corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 5,500,000 shares of capital stock issued and outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and by-laws of the Corporation.

     D. This  amendment  was duly adopted in accordance  with the  provisions of
Section 78.390 of the General Corporation Law of Nevada.

     IN  WITNESS  WHEREOF,   EBONLINEINC.COM  has  caused  this  Certificate  of
Amendment to be signed by its President, and attested by its Secretary, as of the date below.

DATED:  July 19, 1999               EBONLINEINC.COM



                                    By: /s/ Martin A. Sumichrast
                                    ---------------------------------
                                    Name:   Martin A. Sumichrast
                                    Title:  President

Attest:

By: /s/ Kevin D. McNeil
------------------------------
Name:   Kevin D. McNeil
Title:  Secretary

                                ACKNOWLEDGEMENTS


STATE OF                )
                        )  ss:
COUNTY OF               )


I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared MARTIN A. SUMICHRAST, the President of EBONLINEINC.COM, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 19, 1999.





                                    /s/ Robin Ketchem Maes
                                    ----------------------------------
                                    Notary Public
                                    My Commission Expires:

STATE OF                )
                        )  ss:
COUNTY OF               )


     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Kevin
D. McNeil, the Secretary of EBONLINEINC.COM, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 19, 1999.




                                    /s/ Susan McAvoy
                                    ----------------------------------
                                    Notary Public
                                    My Commission Expires: